Exhibit 99.1

AMWELL ANNOUNCES RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2024

BOSTON, July 31, 2024 – Amwell® (NYSE: AMWL), a leader in hybrid care enablement, today announced financial results for the second quarter of 2024.

“In Q2, we drove progress on all fronts. We continued the deployment of our solution for the U.S. Military Health System and our ongoing rigorous cost alignment efforts resulted in an improved outlook for 2024 adjusted EBITDA,” said Ido Schoenberg, M.D. chairman and CEO of Amwell. Dr. Schoenberg added, “Our focus is strong as we deliver on key strategies that support our guidance which calls for a step function in our growth in 2025 leading to adjusted EBITDA breakeven in 2026.”

Amwell Second Quarter 2024 Highlights:

•
Recorded Total Revenue of $62.8 million
o
Achieved subscription revenue of $27.5 million
o
Recorded Amwell Medical Group (“AMG”) visit revenue of $28.7 million
•
Reported gross margin of 37%
•
Net loss was ($49.9) million, compared to ($73.4) million in first quarter of 2024
•
Adjusted EBITDA of ($35.0) million compared to ($45.7) million in the first quarter of 2024
•
Total visits were 1.5 million; visits on Converge were approximately 70% of total visits

Financial Outlook

The company issued improved guidance by $10 million for 2024 Adjusted EBITDA, forecasting a range of between ($150) million to ($145) million from a previous range of between ($160) million to ($155) million.

The company also reiterated its 2024 revenue and visit guidance, which calls for:

•
Revenue in the range of $259 to $269 million
•
AMG visits between 1.6 and 1.7 million

Other than with respect to GAAP Revenue, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because other deductions used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP).

Amwell will host a conference call to discuss its financial results today at 5 p.m. ET, Wednesday, July 31, 2024. The call can be accessed via a live audio webcast at investors.amwell.com or by dialing 1-888-510-2008 for U.S. participants, or 1-646-960-0306 for international participants, referencing conference ID #7830032. A replay will be available via webcast shortly after the completion of the call, at the same web link.

About Amwell

Amwell provides a leading hybrid care delivery enablement platform in the United States and globally, connecting and enabling providers, payers, patients, and innovators to deliver greater access to more affordable, higher quality care. Amwell believes that hybrid care delivery will transform healthcare. We offer a single, comprehensive platform to support all digital health needs from urgent to acute and post-acute care, as well as chronic care management and healthy living. With nearly two decades of experience, Amwell powers the digital care of more than 50 health plans, which collectively represent more than 100 million covered lives, and many of the nation’s largest health systems. For more information, please visit https://business.amwell.com/.

©2024 American Well Corporation. All rights reserved. Amwell®, SilverCloud®, Amwell ConvergeTM, CarepointTM and the Amwell Logo are registered trademarks or trademarks of American Well Corporation.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our beliefs and assumptions only as of the date of this release. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to successfully transition our clients to Converge without significant attrition; our ability to renew and upsell our client base; the election by the Defense Health Agency to deploy our solution across their entire enterprise; the continuation of the DHA relationship beyond July of 2025 with comparable financial terms; weak growth and increased volatility in the telehealth market; our ability to adapt to rapid technological changes; increased competition from existing and potential new participants in the healthcare industry; changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; our ability to comply with federal and state privacy regulations; the significant liability that could result from a cybersecurity breach; and other factors described under ‘Risk Factors’ in our most recent form 10-K filed with the SEC. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission. These filings, when available, are available on the investor relations section of our website at investors.amwell.com and on the SEC’s website at www.sec.gov.

Contacts

Media:

Angela Vogen

Press@amwell.com

Investors:

Sue Dooley

sue.dooley@amwell.com

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$276,908	$372,038
Accounts receivable ($92 and $1,626, from related parties and net of allowances of $902 and $2,291, respectively)	76,086	54,146
Inventories	5,573	6,652
Deferred contract acquisition costs	2,329	2,262
Prepaid expenses and other current assets	17,278	14,484
Total current assets	378,174	449,582
Restricted cash	795	795
Property and equipment, net	491	572
Intangible assets, net	111,223	120,248
Operating lease right-of-use asset	8,814	10,453
Deferred contract acquisition costs, net of current portion	5,158	4,792
Other assets	1,973	2,083
Investment in minority owned joint venture	1,195	1,180
Total assets	$507,823	$589,705
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,915	$4,864
Accrued expenses and other current liabilities	44,089	38,988
Operating lease liability, current	3,625	3,580
Deferred revenue ($489 and $1,286 from related parties, respectively)	64,271	46,365
Total current liabilities	117,900	93,797
Other long-term liabilities	1,415	1,425
Operating lease liability, net of current portion	6,363	8,206
Deferred revenue, net of current portion	4,276	6,091
Total liabilities	129,954	109,519
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued or outstanding as of June 30, 2024 and as of December 31, 2023	—	—
Common stock, $0.01 par value; 1,000,000,000 Class A shares authorized, 13,308,758 and 12,776,608 shares issued and outstanding, respectively; 100,000,000 Class B shares authorized, 1,369,518 shares issued and outstanding; 200,000,000 Class C shares authorized 277,777 issued and outstanding as of June 30, 2024 and as of December 31, 2023	151	145
Additional paid-in capital	2,264,518	2,237,502
Accumulated other comprehensive income	(20,961)	(15,650)
Accumulated deficit	(1,879,803)	(1,757,778)
Total American Well Corporation stockholders’ equity	363,905	464,219
Non-controlling interest	13,964	15,967
Total stockholders’ equity	377,869	480,186
Total liabilities and stockholders’ equity	$507,823	$589,705

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
($828, $983, $1,700 and $1,971 from related parties, respectively)	$62,790	$62,447	$122,312	$126,448
Costs and operating expenses:
Costs of revenue, excluding depreciation and amortization of intangible assets	39,294	38,244	80,447	76,996
Research and development	20,806	25,842	47,486	51,765
Sales and marketing	18,386	21,554	44,112	44,280
General and administrative	28,464	36,319	61,221	72,689
Depreciation and amortization expense	8,216	7,718	16,454	14,961
Goodwill impairment	—	27,276	—	357,585
Total costs and operating expenses	115,166	156,953	249,720	618,276
Loss from operations	(52,376)	(94,506)	(127,408)	(491,828)
Interest income and other income (expense), net	2,668	2,332	$6,452	3,272
Loss before expense from income taxes and loss from equity method investment	(49,708)	(92,174)	(120,956)	(488,556)
Expense from income taxes	(97)	(716)	$(1,372)	(2,191)
Loss from equity method investment	(774)	(625)	$(1,700)	(1,277)
Net loss	(50,579)	(93,515)	(124,028)	(492,024)
Net loss attributable to non-controlling interest	(659)	(1,040)	$(2,003)	(1,861)
Net loss attributable to American Well Corporation	$(49,920)	$(92,475)	$(122,025)	$(490,163)
Net loss per share attributable to common stockholders, basic and diluted	$(3.36)	$(6.53)	$(8.28)	$(34.80)
Weighted-average common shares outstanding, basic and diluted	14,875,589	14,162,775	14,738,355	14,085,074
Net loss	$(50,579)	$(93,515)	$(124,028)	$(492,024)
Other comprehensive income (loss), net of tax:
Unrealized (loss) gain on available-for-sale investments	—	1,933	—	6,252
Foreign currency translation	(4,748)	(214)	(5,311)	1,848
Comprehensive loss	(55,327)	(91,796)	(129,339)	(483,924)
Less: Comprehensive loss attributable to non-controlling interest	(659)	(1,040)	(2,003)	(1,861)
Comprehensive loss attributable to American Well Corporation	$(54,668)	$(90,756)	$(127,336)	$(482,063)

AMERICAN WELL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(124,028)	$(492,024)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment	—	357,585
Depreciation and amortization expense	16,451	14,950
Provisions for credit losses	695	(21)
Amortization of deferred contract acquisition costs	1,099	1,093
Amortization of deferred contract fulfillment costs	173	215
Stock-based compensation expense	26,058	42,685
Loss on equity method investment	1,700	1,277
Deferred income taxes	(11)	(23)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(22,692)	10,161
Inventories	1,079	205
Deferred contract acquisition costs	(1,539)	(2,338)
Prepaid expenses and other current assets	(3,017)	1,091
Other assets	71	(212)
Accounts payable	1,072	(2,753)
Accrued expenses and other current liabilities	5,293	(11,591)
Deferred revenue	16,047	10,924
Net cash used in operating activities	(81,549)	(68,776)
Cash flows from investing activities:
Purchases of property and equipment	(101)	(36)
Capitalized software development costs	(7,972)	(13,836)
Investment in less than majority owned joint venture	(1,715)	(3,920)
Purchases of investments	—	(389,990)
Proceeds from sales and maturities of investments	—	98,916
Net cash used in investing activities	(9,788)	(308,866)
Cash flows from financing activities:
Proceeds from exercise of common stock options	—	569
Proceeds from employee stock purchase plan	956	1,268
Payments for the purchase of treasury stock	—	(586)
Net cash provided by financing activities	956	1,251
Effect of exchange rates changes on cash, cash equivalents, and restricted cash	(4,749)	(799)
Net decrease in cash, cash equivalents, and restricted cash	(95,130)	(377,190)
Cash, cash equivalents, and restricted cash at beginning of period	372,833	539,341
Cash, cash equivalents, and restricted cash at end of period	$277,703	$162,151
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	276,908	161,356
Restricted cash	795	795
Total cash, cash equivalents, and restricted cash at end of period	$277,703	$162,151
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2,195	$1,018

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, of US GAAP, we use adjusted EBITDA, which is a non-U.S GAAP financial measure to clarify and enhance an understanding of past performance. We believe that the presentation of adjusted EBITDA enhances an investor’s understanding of our financial performance. We further believe that adjusted EBITDA is a useful financial metric to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business. We use certain financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as the primary measure of our performance.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest income and other income, net, (ii) tax benefit and expense, (iii) depreciation and amortization, (iv) goodwill impairment, (v) stock-based compensation expense, (vi) severance and strategic transformation costs, and (vii) capitalized software costs.

We believe adjusted EBITDA is commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net loss before taxes, net loss, loss per share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our legal, accounting and other professional expenses reflect cash expenditures and we expect such expenditures to recur from time to time. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure.

In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered as an alternative to loss before benefit from income taxes, net loss, earnings per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net loss, for the three and six months ended June 30, 2024 and 2023 and the three months ended March 31, 2024:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
(in thousands)	2024	2023	2024	2023	2024
Net loss	$(50,579)	$(93,515)	$(124,028)	$(492,024)	$(73,449)
Add:
Depreciation and amortization	8,216	7,718	16,454	14,961	8,238
Interest income and other income (expense), net	(2,668)	(2,332)	(6,452)	(3,272)	(3,784)
Expense from income taxes	97	716	1,372	2,191	1,275
Goodwill impairment	—	27,276	—	357,585	—
Stock-based compensation	9,838	21,513	26,066	42,510	16,228
Severance and strategic transformation costs(1)	5,297	406	13,956	1,981	8,659
Capitalized software costs	(5,154)	(7,085)	(7,972)	(13,836)	(2,818)
Adjusted EBITDA	$(34,953)	$(45,303)	$(80,604)	$(89,904)	$(45,651)

(1)
Severance and strategic transformation costs include expenses associated with the termination of employees and expenses that focus on transforming the strategy of the Company’s sales and growth organization as well as our overall cost structure during the respective period.